As filed with the Securities and Exchange Commission on April 22, 1998
                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    DVI, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                               22-2722773
       (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                  Identification Number)


                500 HYDE PARK                                   18901
          DOYLESTOWN, PENNSYLVANIA                           (Zip code)
  (Address of principal executive offices)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               MICHAEL A. O'HANLON
                                  500 HYDE PARK
                         DOYLESTOWN, PENNSYLVANIA 18901
                                 (215) 345-6600
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                               JOHN A. HEALY, ESQ.
                               ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8281


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                   Proposed Maximum    Proposed Maximum
                                                 Amount to be       Offering Price    Aggregate Offering           Amount of
   Title of Securities to be Registered         Registered (1)      Per Share (2)          Price (2)          Registration Fee (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.005 per share         1,500,000 shares      $24.75           $37,125,000                 $10,951.88
==================================================================================================================================

(1) Represents the maximum number of shares that may be acquired under the Registrant's 1996 Stock Option Plan (the "Plan")

(2) Calculated for purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act of 1933, the Proposed Maximum Offering Price Per Share is based upon $24.75, which is the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system of the New York Stock Exchange on April 17, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission by DVI, Inc. (the "Company") are incorporated as of their respective dates in this Registration Statement by reference:

        (a) The Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1997, as amended by Form 10-K/A-1 dated October 28, 1997 (the "1997 10-K").

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and December 31, 1997.

        (c) The Company's Current Report(s) on Form 8-K dated October 29, 1997.

        (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1997 10-K.

        (e) The description of the Common Stock, $.005 par value, of the Company contained in the Company's Registration Statement on Form 8-A filed March 27, 1992, and incorporating by reference the information contained in the Company's Prospectus dated May 14, 1992, contained in the Company's Registration Statement on Form S-2 (File No. 33-46664), together with all reports and other documents filed with the Commission for the purpose of updating or otherwise amending that description after the date of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

        Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

        Section 145(g) of the General Corporation Law provides in general that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

        The Company's By-Laws require the Company to indemnify each of its directors, officers and employees to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of his service to the Company or to other organizations at the Company's request.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.  EXHIBITS

         3.1*     --   Certificate of Incorporation of the Company
         3.2*     --   By-Laws of the Company
         4.1*     --   Specimen of stock certificate for DVI's Common Stock, par value $.005 per share
         5.1      --   Opinion of counsel regarding legality of the Common Stock being registered
         23.1     --   Consent of counsel (included in Exhibit 5.1)
         23.2     --   Consent of Deloitte & Touche LLP
         24       --   Power of Attorney (see p. 5)

--------------
* Filed as an Exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-84604) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) or the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, Commonwealth of Pennsylvania on April 16, 1998.

                                     DVI, INC.


                                     By:  /s/ Michael A. O'Hanlon
                                          -------------------------------
                                      Name:  Michael A. O'Hanlon
                                      Title:   Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of DVI, Inc. hereby severally constitute Michael A. O'Hanlon and Steven R. Garfinkel and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including without limitation any amendments filed pursuant to Section 462(b) of the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable DVI, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                                   TITLE                                        DATE
                 ---------                                   -----                                        ----
/s/ Michael A. O'Hanlon                               Chief Executive Officer,                       April 16, 1998
-------------------------------------------
            MICHAEL A. O'HANLON                       President and Director

/s/ Steven R. Garfinkel                               Senior Vice President and                      April 16, 1998
-------------------------------------------
            STEVEN R. GARFINKEL                       Chief Financial Officer
                                                      (Principal Financial Officer)

/s/ John P. Boyle                                     Vice President and Chief                       April 16, 1998
-------------------------------------------
               JOHN P. BOYLE                          Accounting Officer
                                                      (Principal Accounting
                                                      Officer)

/s/ Gerald L. Cohn                                    Director                                       April 16, 1998
-------------------------------------------
              GERALD L. COHN

/s/ William S. Goldberg                               Director                                       April 16, 1998
-------------------------------------------
            WILLIAM S. GOLDBERG

/s/ John E. McHugh                                    Director                                       April 16, 1998
-------------------------------------------
              JOHN E. McHUGH

/s/ Nathan Shapiro                                    Director                                       April 16, 1998
-------------------------------------------
              NATHAN SHAPIRO

/s/ Harry T.J. Roberts                                Director                                       April 16, 1998
-------------------------------------------
            HARRY T.J. ROBERTS

                                  EXHIBIT INDEX


            Exhibit        Description                                            Page
            -------        -----------                                            ----
            No.
            ---

             3.1*      Certificate of Incorporation of the Company
             3.2*      By-Laws of the Company
             4.1*      Specimen of stock certificate for DVI's Common
                       Stock, par value $.005 per share
             5.1       Opinion of counsel regarding the legality of the
                       Common Stock being registered
            23.1       Consent of counsel (included in Exhibit 5.1)
            23.2       Consent of Deloitte & Touche LLP
            24         Power of attorney (see p. 5)


-------------
* Filed as an Exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-84604) and incorporated herein by reference.



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